EGTRRA AMENDMENT TO THE

BRIDGES INVESTMENT FUND, INC. STANDARD RETIREMENT PLAN

The Bridges Investment Fund, Inc. Standard Retirement Plan (the "Standard Retirement Plan"), as amended and restated effective as of January 1, 2000, is hereby further amended effective as of January 1, 2002, to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). This Amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this Amendment shall be effective as of January 1, 2002. This Amendment shall supersede the provisions of the Standard Retirement Plan to the extent these provisions are inconsistent with the provisions of this Amendment.

I. INCREASE IN COMPENSATION LIMIT

Section 1.13 of the Basic Plan Document No. 1 of the Standard Retirement Plan is hereby amended to incorporate the following changes to the annual limit on Compensation that may be taken into account under the Standard Retirement Plan:

"The annual Compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year."

II. VESTING OF EMPLOYER MATCHING CONTRIBUTIONS

Section 3.7(d) of the Basic Plan Document No. 1 of the Standard Retirement Plan is hereby amended as follows to incorporate the provisions of EGTRRA relating to the vesting of Matching Contributions:

"(a) Applicability. This Section 3.7(d) shall apply to Participants with accrued benefits derived from Employer Matching Contributions who complete an Hour of Service under the Plan in a Plan Year beginning after December 31, 2001. If elected by the Employer in the Application Form, this Section shall also apply to all other Participants with Accrued Benefits derived from Employer Matching Contributions.

(b) Vesting Schedule. A Participant's Accrued Benefit derived from Matching Contributions shall vest as provided by the Employer in the Application Form. If the vesting schedule for Employer Matching Contributions in Option 3 of the Application Form is elected, the election in Section 11.9 of the Plan shall apply."

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III. LIMITATIONS ON CONTRIBUTIONS

Section 3.8(s) of the Basic Plan Document No. 1 of the Standard Retirement Plan is hereby amended as follows to incorporate the following changes to the maximum amount of Annual Additions that may be allocated under the Standard Retirement Plan on a Participant's behalf for a Limitation Year:

"For any Limitation Year beginning after December 31, 2001, except to the extent permitted under Section 7.12 of the Plan, as added to the Basic Plan Document No. 1 by Article XI of this Amendment, and Section 414(v) of the Code, if applicable, the Maximum Permissible Amount (which is the maximum amount that may be allocated on behalf of a Participant in any Limitation Year) shall not exceed the lesser of:

(a) $40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code; or

(b) One hundred percent (100%) of the Participant's compensation within the meaning of Section 415(c)(3) of the Code, for the Limitation Year.

The compensation limit referred to in paragraph (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 414(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition."

IV. DISTRIBUTION UPON SEVERANCE FROM EMPLOYMENT

The second paragraph of Section 4.1 of the Basic Plan Document No. 1 of the Standard Retirement Plan is hereby amended as follows to incorporate the following provisions with respect to the distribution of Salary Reduction Contributions, Qualified Nonelective Contributions, Qualified Matching Contributions, and income allocable to each of these contributions:

"1. Effective Date. If elected by the Employer in the Application Form, this Article IV shall apply for distributions and severances from employment occurring after the dates specified in the Application Form.

2. New Distributable Event. A participant's Salary Reduction Contributions, Qualified Nonelective Contributions, Qualified Matching Contributions, and income attributable to these contributions shall be distributed on account of the Participant's severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed."

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V. ROLLOVERS DISREGARDED IN INVOLUNTARY CASH-OUTS

The provisions governing the cash-out of small Accounts under Section 4.1 of the Basic Plan Document No. 1 of the Standard Retirement Plan are hereby amended as follows to incorporate the following provisions:

"(a) Applicability and Effective Date. This Article V shall apply if elected by the Employer in the Application Form and shall be effective as specified in the Application Form.

(b) Rollovers Disregarded in Determining Value of Account Balance for Involuntary Distributions. If elected by the Employer in the Application Form, for purposes of Section 4.1 of the Plan, the value of a Participant's nonforfeitable account shall be determined without regard to that portion of the Participant's Account that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code. If the value of the Participant's nonforfeitable Account balance as so determined is $5,000 or less, upon the Participant's termination of employment, the Plan shall distribute the Participant's entire nonforfeitable Account balance within an administratively reasonable period of time after the Participant's termination of employment."

VI. DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS

Section 4.13 of the Basic Plan Document is hereby amended to incorporate the following provisions effective for distributions made after December 31, 2001:

"(a) Modification of Definition of Eligible Retirement Plan. For purposes of the direct rollover provisions of Section 4.13(b) of the Plan, an 'eligible retirement plan' shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.

(b) Modification of Definition of Eligible Rollover Distribution to Exclude Hardship Distributions. For purposes of the direct rollover provisions in Section 4.13(a) of the Plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

(c) Modification of Definition of Eligible Rollover Distribution to Include After-Tax Employee Contributions. For purposes of the direct rollover provisions in Section 4.13 of the Plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the

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 portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Sections 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Sections 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible."

VII. MODIFICATION OF TOP-HEAVY RULES

The provisions of Section 6 and Section 3.5(d) of the Basic Plan Document No. 1 of the Standard Retirement Plan are hereby amended, as applicable, effective for Plan Years beginning after December 31, 2001, to incorporate the following provisions for purposes of determining whether the Plan is a Top-Heavy Plan under Section 416(g) of the Code and whether the Plan satisfies the minimum benefit requirements of Section 416(c) of the Code for such Plan Years.

"(a) Determination of Top-Heavy Status

Key Employee. Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

Determination of Present Values and Amounts. The remainder of this section (a) shall apply for purposes of determining the present values of Accrued Benefits and the amounts of Account balances of Employees as of the Determination Date.

Distributions During Year Ending on the Determination Date. The present values of Accrued Benefits and the amounts of Account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting '5-year period' for '1-year period.

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Employees Not Performing Services During Year Ending on the Determination Date. The Accrued Benefits and Accounts of any individual who has not performed services for the Employer during the 1-year period ending on the Determination Date shall not be taken into account.

(b) Minimum Benefits

Matching Contributions. Employer Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions for purposes of the average contribution percentage test and other requirements of Section 401(m) of the Code.

(c) Contributions Under Other Plans. The Employer may provide in the Application Form that the minimum benefit requirement shall be met in another plan (including another plan that consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and Matching Contributions with respect to which the requirements of Section 401(m)(11) of the Code are met)."

VIII. ROLLOVERS FROM OTHER PLANS

Section 6.3(e) of the Basic Plan Document No. 1 of the Standard Retirement Plan is hereby amended as follows with respect to the acceptance of rollover contributions under the Plan:

"If provided by the Employer in the Application Form, the Plan will accept Participant rollover contributions and/or direct rollovers of distributions made after December 31, 2001, from the types of Plans specified in the Application Form, beginning on the effective date specified in the Application Form."

IX. ELECTIVE DEFERRALS, CONTRIBUTION LIMITATION

Section 7.5 of the Basic Plan Document No. 1 of the Standard Retirement plan is hereby amended to incorporate the following changes to the annual limit on the amount of elective deferrals that can be made to the Standard Retirement Plan on behalf of a Participant:

"No Participant shall be permitted to have elective deferrals made under this Plan, or any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Section 7.12 of the Plan, as added by Article XI of this Amendment, and Section 414(v) of the Code, if applicable."

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X. REPEAL OF MULTIPLE USE TEST

The multiple use test described in Income Tax Regulations Section 1.401(m)-2 and Section 7.8 of the Plan shall not apply for Plan Years beginning after December 31, 2001.

XI. CATCH-UP SALARY REDUCTION CONTRIBUTIONS FOR 401(K) PLAN

A new Section 7.12 is hereby added to the Basic Plan Document No. 1 of the Standard Retirement Plan to permit catch-up Salary Reduction Contributions as follows:

"If elected by the Employer in the Application Form, all Employees who are eligible to make Salary Reduction Contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up Salary Reduction Contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up Salary Reduction Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up Salary Reduction Contributions."

XII. SUSPENSION PERIOD FOLLOWING HARDSHIP DISTRIBUTION FROM SECTION 401(K) PLAN THAT IS NOT A SAFE HARBOR 401(K) PLAN

Section 7.12(d) of the Basic Plan Document No. 1 of the Standard Retirement Plan is hereby amended as follows to incorporate the following changes to the Standard Retirement Plan with respect to the suspension period following a Participant's receipt of a hardship distribution from a Code Section 401(k) plan that is not a safe harbor 401(k) plan:

"If elected by the Employer in the Application Form, a Participant who receives a distribution of all or a portion of his 401(k) Account after December 31, 2001, on account of hardship shall be prohibited from making Salary Reduction Contributions or Voluntary Contributions under this Plan and all other plans of the Employer for six (6) months after receipt of the distribution. A Participant who receives a distribution of Salary Reduction Contributions in calendar year 2001 on account of hardship shall be prohibited from making Salary Reduction Contributions and Voluntary Contributions under this Plan and all other plans of the Employer for the period specified by the Employer in the Application Form."

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XIII. MAXIMUM SALARY REDUCTION CONTRIBUTION

Section 8.4 of the Basic Plan Document No. 1 of the Standard Retirement Plan is hereby amended to incorporate the following changes to the maximum amount of Salary Reduction Contributions that may be made under a SIMPLE 401(k) arrangement under Sections 401(k)(11) and 401(m)(10) of the Code:

"Except to the extent permitted under Article XI of this Amendment and Section 414(v) of the Code, if applicable, the maximum Salary Reduction Contribution that can be made to this Plan is the amount determined under Section 408(p)(2)(A)(ii) of the Code for the calendar year."

XIV. CATCH-UP SALARY REDUCTION CONTRIBUTIONS

FOR SIMPLE 401(K) PLANS

A new Section 8.13 is hereby added to the Basic Plan Document No. 1 of the Standard Retirement Plan to permit catch-up Salary Reduction Contributions to any Plan which is a SIMPLE 401(k) arrangement under Sections 401(k)(11) and 401(m)(10) of the Code as follows:

"If elected by the Employer in the Application Form, all Employees who are eligible to make Salary Reduction Contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up Salary Reduction Contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up Salary Reduction Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up Salary Reduction Contributions."

XV. MODIFICATION OF TOP-HEAVY RULES

Section 9 of the Basic Plan Document No. 1 of the Standard Retirement Plan is hereby amended by the addition of a new Section 9.6 to modify the top-heavy rules as follows:

"The top-heavy requirements of Section 416 of the Code and Section 3.5(d) of the Plan shall not apply in any year beginning after December 31, 2001, in which the Plan consists solely of a cash or deferred arrangement which meets the requirements Section 401(k)(12) of the Code and Matching Contributions with respect to which the requirements of Section 401(m)(11) of the Code are met."

XVI. SUSPENSION PERIOD FOLLOWING HARDSHIP DISTRIBUTION FROM SAFE HARBOR SECTION 401(K) PLAN

A new Section 9.6 is hereby added to the Basic Plan Document No. 1 of the Standard Retirement Plan to provide as follows with respect to the suspension period following a Participant's receipt of a hardship distribution from a Code Section 401(k) plan that constitutes a safe harbor 401(k) plan:

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"A Participant who receives a distribution of Salary Reduction Contributions after December 31, 2001, on account of hardship shall be prohibited from making Salary Reduction Contributions and Voluntary Contributions under this Plan and all other plans of the Employer for six (6) months after receipt of the distribution. A Participant who receives a distribution of Salary Reduction Contributions in calendar year 2001 on account of hardship shall be prohibited from making Salary Reduction Contributions and Voluntary Contributions under this Plan and all other plans of the Employer for (6) months after receipt of the distribution or until January 1, 2002, if later."

XVII. SUPERSEDES INCONSISTENT PROVISIONS

The foregoing amendments to the Plan shall supersede the existing provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment. The remaining terms and provisions of the Plan are hereby confirmed and ratified in all respects except insofar as the foregoing provisions of this Amendment amend the same.

IN WITNESS WHEREOF, Bridges Investment Fund, Inc., as sponsor of the Standard Retirement Plan, has adopted this Amendment this ______ day of _________, 20__, effective as of January 1, 2002.

BRIDGES INVESTMENT FUND, INC.

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